                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 1995
                                                 -------------------

                        True North Communications Inc.
- --------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
- --------------------------------------------------------------------------------
                 State or Other Jurisdiction of Incorporation


         1-5029                                          36-1088161
- ------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


101 East Erie Street, Chicago, IL                                   60611-2897
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's Telephone Number, Including Area Code: (312) 751-7000
                                                   -----------------------------

Item [5] Other


    As previously disclosed, in September 1994, the Company initiated an arbitration proceeding seeking a determination that Publicis S.A., Publicis Communication and Publicis . FCB B.V. ("Publicis and its affiliates") breached various contractual obligations owed to the Company under "Alliance Agreements" among the Company and Publicis and its affiliates.

    On March 31, 1995, Publicis S.A. and Publicis Communication filed Amendment No. 2 to its Schedule 13D which included as an exhibit a Notice from Publicis to the Company dated March 29, 1995, regarding certain claims and counterclaims. ("PC's Notice") The Notice lists a variety of alleged violations by the Company of the "Alliance Agreements" and expressed the intention of Publicis Communication to pursue its alleged claims in the contractual dispute resolution process and, ultimately, in the arbitration initiated by the Company. The Company believes it has meritorious defenses to each and every alleged violation and intends to pursue such defenses vigorously. If necessary, the Company is very comfortable, indeed eager, to have the arbitrators rule on the merits of the various claims.

    Because the Company's original Statement of Claim initiating the arbitration has not heretofore been filed, the investing public now has before it only PC's Notice, which presents only the point of view of Publicis S.A. and Publicis Communication. In light of the March 31, 1995 filing and in order to make the public disclosure regarding the arbitration and underlying disputes more even handed, the Company is filing the following documents (without exhibits) with this Form 8-K:

    1. Notice of Arbitration dated September 23, 1994.

    2. Claimant's Emergency Request for Immediate Interim Measures dated March 1, 1995 (as supplemented on March 6, 1995).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRUE NORTH COMMUNICATIONS INC.


Date: March 31, 1995                   By: /s/ Dale F. Perona
                                          --------------------------
                                          Dale F. Perona
                                          Treasurer and Secretary

                    IN THE MATTER OF AN ARBITRATION BETWEEN



                  FOOTE, CONE & BELDING COMMUNICATIONS, INC.,

                           FCB INTERNATIONAL, INC.,


                                                    Claimants,

                                   - and -

                                PUBLICIS S.A.,

                            PUBLICIS COMMUNICATION,

                             PUBLICIS F.C.B. B.V.,


                                                    Respondents.



                                --------------

                             NOTICE OF ARBITRATION

                                --------------



1.  Demand for Arbitration


    Foote, Cone & Belding Communications, Inc. ("FCB") and FCB International, Inc. ("FCBI") demand that the disputes described below against Publicis S.A. ("Publicis") and Publicis Communication ("Communication") and involving Publicis F.C.B. B.V. ("PBV") be referred to arbitration.

2.  Parties


    A. The Claimants in this arbitration are:

    Foote, Cone & Belding Communications, Inc. and
    FCB International, Inc.,
    each incorporated under the laws of Delaware, U.S.A., and both of 101 East Erie Street
    Chicago, Illinois 60611
    U.S.A.

    The principal legal advisers providing representation and assistance to the Claimants are:

    Lloyd N. Cutler                      Thomas A. Cole
    Andrew N. Vollmer                    Sidley & Austin
    Wilmer, Cutler & Pickering           One First National Plaza
    2445 M Street, N.W.                  Chicago, Illinois 60603
    Washington, D.C. 20037               1-312-853-7000
    1-202-663-6000                       Fax: 1-312-853-7036
    Fax: 1-202-663-6363

    Mary A. Carragher                    Patrick Bernard
    Vice President and                   Bernard Tessler Hertz Bejot
     General Counsel                     153 Boulevard Haussmann
    Foote, Cone & Belding                75008 Paris
     Communications, Inc.                France
    101 East Erie Street                 33-1-4256-3080
    Chicago, Illinois 60611              Fax: 33-1-4563-2525
    1-312-751-7013
    Fax: 1-312-440-8070

    Peter Roorda
    Stibbe Simont Monahan Duhot
    P.O. Box 75640
    Strawinskylaan 2001
    1070 AP Amsterdam
    The Netherlands
    31-20-546-0606
    Fax: 31-20-546-0123.

    B.  The Respondents in this arbitration are:

    Publicis S.A. and
    Publicis Communication,
    each organized under the laws of France as a societe anonyme and both of 133 Avenue des Champs-Elysees
    75008 Paris
    France, and

    Publicis F.C.B. B.V.,
    a Dutch besloten vennootschap with its registered office at Beethovenstraat 198
    1077 JZ Amsterdam
    The Netherlands.


3.  Relevant Contracts


    The disputes to be arbitrated arise out of or are related to the following contracts, all of which are dated as of 1 January 1989 (collectively the "Alliance Agreements"):

    A. The Master Alliance Agreement entered into by Communication, Intermarco Algemene Publiciteits Unie B.V. ("Intermarco"), Publicis Conseil ("Conseil"), FCB, and FCBI.

    B. The Publicis Communication Shareholders Agreement entered into by Communication, Publicis, and FCB.

    C.   The FCB Stockholders Agreement entered into by Communication and FCB.

    D. The PBV Shareholders Agreement entered into by Communication, FCBI, and PBV.

    E.   The Publicis Undertaking given by Publicis.

    F. The Multiparty Arbitration Agreement entered into by Communication, Publicis, FCBI, FCB, and PBV.

Attachment 1 is a copy of the Multiparty Arbitration Agreement. The Claimants will provide a copy of the remaining Alliance Agreements later in the proceeding.


4.  Applicable Arbitration Agreement

    The Alliance Agreements provide that disputes arising under them are to be settled in accordance with their terms and in particular the Multiparty Arbitration Agreement (Attachment 1). The Multiparty Arbitration Agreement is incorporated by reference into the Master Alliance Agreement (section 9.2(c)), the Publicis Communication Shareholders Agreement (section 7.3(c)), the FCB Stockholders Agreement (section 7.3(c)), the PBV Shareholders Agreement (section 8.08(c)), and the Publicis Undertaking (section 2).

    The Multiparty Arbitration Agreement provides, among other things, that the UNCITRAL Arbitration Rules are to govern the arbitration proceeding and that the place of arbitration is to be Amsterdam, The Netherlands. It states that the London Court of International Arbitration is to administer the arbitration according to those Rules and is to appoint the three arbitrators for the proceeding.


5.  General Nature of Claims

    FCB, Publicis, Communication, and the other parties entered into the Alliance Agreements in early 1989 to effect a worldwide alliance in the field of advertising and related businesses. A fundamental principle of the alliance is that FCB and Communication each has primary spheres of influence. The United States, subject to the exception of the New York office of Communication, is in FCB's primary sphere of influence. France is in Communication's primary sphere of influence. The agreements also created a joint venture company, PBV, to conduct general advertising agency operations ("Venture Scope") throughout Europe, excluding France, and other areas ("Venture Territory").

    The Alliance Agreements include the following relevant provisions:

    A. The undertaking of Publicis to "conduct all of its general advertising business through Communication and its subsidiaries, including Publicis FCB B.V., as provided in the Master Alliance Agreement and the PBV Shareholders Agreement." (Publicis Undertaking (S) 1)

    B. Communication's obligation "to provide any advertising-related services which are within the Venture Scope in the Venture Territory only through" PBV, with certain exceptions. (Master Alliance Agreement
         (S) 1.2; PBV Shareholders Agreement (S) 1.01)

    C. Communication's obligation not to engage in business combinations in its spheres of influence that "compete with, or otherwise have a material adverse effect on, the conduct of business by" FCB in FCB's spheres of influence and to "inform [FCB] of its intentions prior to effecting [other] combinations." (Master Alliance Agreement (S) 1.2(a))

    D. Communication's obligation not "to make extensions of [its New York] office or small alliances in the United States, which ... compete with, or have a major operating impact on, an existing FCB operation." (Master Alliance Agreement (S) 1.2(b))

    E. Communication's obligation to "secure approval from FCB before establishing any operating entity or alliance within North America," except for extensions of its New York office or small alliances in the United States that do not compete with or have a major operating impact on an existing FCB operation. (Master Alliance Agreement (S) 1.2(c))

    F. The obligation to obtain the advance approval of FCBI or a representative of FCBI before PBV has the authority to enter into certain types of transactions, called "Shareholders Committee Transactions." (PBV Shareholders Agreement (SS) 2.03, 2.04) Shareholders Committee Transactions include:

         1. The merger of PBV or any of its subsidiaries with another person, the formation by PBV or any of its subsidiaries of a joint venture, partnership, or similar arrangement with another person, or the acquisition of an interest in a business or enterprise by PBV or any of its subsidiaries in which a third party retains a significant interest,

         2.  The issuance of any new shares or shareholder capital calls by PBV,

         3.  The formation by PBV or any of its subsidiaries of a subsidiary,

         4. The approval of any material transaction between PBV or any of its subsidiaries and either FCBI, Communication, or any of their parents, subsidiaries, or affiliates, and

         5. The acquisition by PBV of any subsidiary or business or enterprise in one or more related transactions for total consideration in excess of $1,000,000 (US). (PBV Shareholders Agreement (S) 2.03)

    In December 1993, Publicis acquired control of FCA, a French company or group of companies. FCA is a general advertising company that provides advertising related services in France, Europe (other than France), and, through an agency called Bloom FCA, the United States. Bloom FCA is a major advertising agency in the United States.

    Publicis transferred the shares of FCA to Communication. Publicis stated that Communication intends to retain the French business of FCA within Communication. Although Publicis informed FCB that Communication has not transferred the non-French European business of FCA to PBV, Communication appears as a practical matter to have transferred the business, operations, and management of non-French European business of FCA to PBV subsidiaries operating under the name BMZ to form a new agency with a European emphasis called FCA BMZ. In the United States, Communication had the larger Bloom FCA operation, consisting of offices in New York and Dallas, absorb the New York office of Communication. As Communication said in a press release, it placed the management of Bloom FCA in charge of the combined entity and moved the New York employees of Communication into the offices of Bloom FCA.

    FCB made repeated and unequivocal objections to the acquisition of FCA by Publicis before and since it occurred. Publicis acknowledged the need to obtain the approval of FCB before completing the acquisition and assured FCB that it would take no action to breach agreements with FCB. Publicis and Communication nonetheless made the acquisition and took the actions described above without the necessary approvals. FCB still has not approved the acquisition, and neither have FCBI or anyone representing FCBI at PBV. The acquisition of FCA business by PBV requires approval as a Shareholders Committee Transaction and has not been approved as such a transaction.

    In addition, before the completion of the FCA acquisition and despite repeated assurances from Publicis that it would supply necessary information about the proposed transaction to FCB, Publicis failed to provide sufficient information to FCB in a timely manner. Neither Publicis nor Communication informed FCB of the plan to acquire FCA until only a few months before the closing of the transaction. FCB then made repeated requests for information about the proposed acquisition and about the way Publicis and Communication intended to conduct the business of FCA and Bloom FCA, but the response of Publicis and Communication was completely inadequate.

    FCB and FCBI retain their objections to the acquisition of FCA by Publicis and Communication and to the transfer of FCA business to PBV or any PBV subsidiaries without the prior consent of FCBI. Based on FCB and FCBI's current understanding of the facts, the acquisition of FCA by Publicis and Communication without the advance approval of FCB, the operation by Communication of non-French European business of FCA and the Bloom FCA business, and the transfer of non-French European business of FCA to PBV without the prior consent of FCBI constitute material breaches of the provisions of the Alliance Agreements described above. FCB and FCBI reserve the right to amend, modify, and supplement these claims in their Statement of Claim and when further information is available.

6.  Remedies

    FCB and FCBI seek the following relief and remedies:

    A. A determination by the Arbitral Tribunal under section 7.02(b)(i) of the PBV Shareholders Agreement and section 7.1(g)(i) of the Publicis Communication Shareholders Agreement and the FCB Stockholders Agreement that Communication and/or Publicis is in default in a material respect in the performance of their obligations under the Alliance Agreements.

    B. Remedies provided by the Alliance Agreements, including in particular but not limited to FCBI's right under section 7.02(a) of the PBV Shareholders Agreement to acquire additional shares in PBV and to take certain other actions in connection with PBV and the PBV Shareholders Agreement and FCB's right under section 5.1 of the Publicis Communication Shareholders Agreement and section 4.1 of the FCB Stockholders Agreement to repurchase FCB Voting Stock owned by Communication.

    C. Relief available under applicable laws, including but not limited to declarations of rights, monetary damages, injunctions, and penalties for failure to comply.

    D. Other relief the Arbitral Tribunal determines to be necessary or appropriate.

    E. An award of all costs, including costs for legal representation and assistance, to the Claimants.

    F. An order retaining the Arbitral Tribunal's jurisdiction to resolve any dispute arising out of or related to relief or remedies under paragraph 6(B).

FCB and FCBI reserve the right to amend, modify, and supplement their request for relief and remedies.



/s/ Bruce Mason
- ------------------------------------------
Signed by BRUCE MASON
CHIEF EXECUTIVE OFFICER OF
FOOTE, CONE & BELDING COMMUNICATIONS, INC.



/s/ Craig Wiggins
- ------------------------------------------
Signed by CRAIG WIGGINS
CHAIRMAN OF FCB INTERNATIONAL, INC.

23 SEPTEMBER 1994

                    IN THE MATTER OF AN ARBITRATION BETWEEN

                  FOOTE, CONE & BELDING COMMUNICATIONS, INC.,

                           FCB INTERNATIONAL, INC.,

                                                  Claimants,

                                    - and -

                                PUBLICIS S.A.,

                            PUBLICIS COMMUNICATION,

                             PUBLICIS F.C.B. B.V.,

                                                  Respondents.


                               -----------------

                         CLAIMANTS' EMERGENCY REQUEST
                        FOR IMMEDIATE INTERIM MEASURES

                               -----------------

    As a matter of urgency and pursuant to Article 26(1) of the UNCITRAL Arbitration Rules, the Claimants, Foote, Cone & Belding Communications, Inc. ("FCB")/1/ and its wholly owned subsidiary FCB International, Inc. ("FCBI"), request that the Tribunal immediately order interim measures to preserve the status quo as it existed when this arbitration commenced in September 1994 and to prevent Respondents Publicis S.A. ("PSA") and Publicis Communication ("Publicis") from further injuring FCB and from dissipating the assets and value of the third Respondent, Publicis F.C.B. B.V. ("PBV"), which is jointly owned by FCBI and Publicis. The Claimants also seek these interim measures to prevent PSA and Publicis from taking actions that would impair the jurisdiction and authority of this Tribunal to award the Claimants complete and meaningful relief if they are successful.

- ------------------------
/1/ In December 1994, FCB changed its name to True North Communications Inc. For consistency, we continue to refer to FCB.

    Since the Claimants commenced the arbitration in September 1994, Publicis has taken a series of actions that aggravate FCB's injury from the conduct challenged in the main proceeding, deny FCB rights specified in the agreements among the parties (the "Alliance Agreements"),/2/ and threaten to deprive FCB of further rights specified in the agreements and the full value of its investments in the Alliance. Publicis, through an acquisition FCB challenges in the main proceeding, is competing with FCB in the United States. Publicis, by its control of the joint venture, PBV, is disregarding FCB'S rights as a minority shareholder.


    In addition, Publicis recently sent an unlawful and invalid notice attempting to terminate one or more of the Alliance Agreements, and then its representatives held extensive discussions with the press and financial analysts about the notice and the Publicis view of the dispute with FCB. That unlawful notice, which FCB intends to contest in the main arbitral proceeding, and the Publicis publicity about it have already caused a significant decline in FCB's stock price. The notice is also a clear signal that Publicis intends to damage FCB by acting as if it is free of the contractual rights and obligations it assumed in the Alliance Agreements and that Publicis intends to flout the authority of this Tribunal by avoiding remedies specified in the Alliance Agreements.

    A key remedy specified in the Alliance Agreements for a material default by one party is the other party's right to obtain a majority and controlling interest in the joint venture. This is one of the remedies the Claimants specifically seek.

    We therefore request as an interim measure that the Tribunal prevent PSA and Publicis from taking any action that would adversely affect FCB's ability to realize this remedy and any other final relief the arbitrators deem appropriate if the Claimants prevail in the arbitration. We also request that, until the arbitrators issue a final award on the legality of the conduct of PSA and Publicis, the Tribunal adopt interim measures to prevent further injury to FCB, preserve the

- ---------------------
/2/ On December 16, 1994, the Claimants provided three copies of the relevant Alliance Agreements to the London Court of International Arbitration. We understand the LCIA delivered a set to each arbitrator.

status quo as of the commencement of these proceedings, and promote the ability of the arbitrators to review this dispute fairly and completely.

    Below we first describe the background of the Alliance and summarize the general subject matter of the main arbitration. We then demonstrate that the Tribunal has the authority to adopt interim relief to prevent injustice to a party and allow the arbitrators to proceed normally and with due deliberation to a final decision. Next we describe in more detail the series of actions by Publicis that justify the adoption of interim measures in this case. Finally, we propose the precise elements that an award of interim relief should include.

I.  Background of the Alliance and the Main Dispute.

    In 1988, FCB and PSA decided to form an alliance to conduct their worldwide advertising businesses. Two related trends in that business were the impetus for the Alliance. First, existing and potential multinational clients of both FCB and PSA were increasingly demanding that advertising agencies provide services across regional and national boundaries and markets. Second, the competitors of FCB and PSA were creating global organizations and/or alliances to meet the demands of multinational clients.

    In May 1988, PSA and FCB signed a statement of intent concerning their Alliance and, during the following months, negotiated a set of agreements to form and govern it. The parties entered into the Alliance Agreements as of January 1, 1989 and then proceeded to make substantial investments in the Alliance.

    The first recital of the Master Alliance Agreement states that the intent of the parties is "to effect a worldwide alliance." That was their principal goal, and they effected this worldwide Alliance in a variety of ways, several of which are relevant to this application for interim relief.

   First, they created PBV, a joint venture company, to conduct general advertising agency operations (the "Venture Scope") throughout the "Venture Territory," which includes all of Europe except France, Africa (except South Africa), and the Middle East./3/ Publicis owns 51 percent of the PBV, and FCBI owns 49 percent. The parties promised "to provide any advertising-related services which are within the Venture Scope in the Venture Territory only through the Joint Venture."/4/ The purpose of the joint venture is and was to enable Publicis and FCB to compete successfully with other advertising agencies in the European market by creating a new organization with a "major position in the advertising agency industry,"/5/ and, in so doing, advance and support the worldwide Alliance./6/ The parties created a Shareholders Committee to supervise and review the business of the joint venture. The Shareholders Committee also served as a method of protecting FCB as the minority shareholder of PBV: On a variety of important strategic and financial matters, such as acquisitions and mergers ("Shareholders Committee Transactions"), the prior approval of both Publicis and FCBI at a Shareholders Committee meeting is required, thus ensuring joint decisionmaking on fundamental issues./7/

   The second means by which the parties effected their worldwide Alliance was by "closely associat[ing]" their economic activities and sharing multinational clients and services outside of Europe./8/ Publicis and FCB each had a "primary sphere of influence," with FCB having as its primary areas Asia Pacific and North and South America, including the "United

_______________________

/3/ PBV Shareholders Agreement, Preliminary Statement, (SS) 1.01, 1.02; Master Alliance Agreement, first recital, (S) 1.2. Because of this definition of "Europe," references in this Statement of Claim to "Europe" mean the countries of Europe except France, unless the context requires otherwise.

/4/ PBV Shareholders Agreement (S) 1.01; see also Master Alliance Agreement, first recital, (S) 1.2.

/5/  PBV Shareholders Agreement, Preliminary Statement.

/6/  PBV Shareholders Agreement, Preliminary Statement, (S) 6.01(a).

/7/  PBV Shareholders Agreement (SS) 2.01, 2.03.

/8/  See Master Alliance Agreement (S) 1.1(a).

States (except for Publicis New York)," and with Publicis having Europe and several other areas./9/ The parties allocated management and operational responsibility for multinational clients between Publicis and FCB based on these "spheres of influence." Publicis agreed to use its best efforts to direct to FCB any multinational clients of Publicis desiring services in FCB's spheres of influence, including North America./10/ They created an International Committee for coordinating multinational client matters affecting more than one area and agreed to share extensive financial and business information and to keep that information confidential./11/

    Third, each party promised that it would not engage in acquisitions or business combinations, even in its own sphere of influence, that would "compete with, or otherwise have a material adverse effect on, the conduct of business by the other Party in its own sphere of influence," absent consent of the other party./12/ In the United States, Publicis was permitted only "to make extensions of" its New York office "or small alliances in the United States, which do not compete with, or have a major operating impact on, an existing FCB operation." Publicis was otherwise required to "secure approval from FCB before establishing any operating entity or alliance within North America."/13/ Obviously, allowing such transactions would have been fundamentally at odds with the basic principles of a worldwide Alliance.

    The Claimants commenced this arbitration because, in December 1993, PSA acquired and transferred to Publicis an international, general advertising company called FCA. This action materially breached the key provisions of the Alliance Agreements cited above. FCB did not consent to the acquisition and continues to object to it. Specifically, FCB objects to the

_______________________

/9/ Master Alliance Agreement (S) 1.1(a). The parties' primary spheres of influence other than the United States and Europe are not relevant here.

/10/ Master Alliance Agreement (S) 1.2(d).

/11/ Master Alliance Agreement (SS) 1.1(b)-(f), 1.3; Publicis Communication
     Shareholders Agreement (S) 1.7.

/12/ See, e.g., Master Alliance Agreement (S) 1.2(a).

/13/ Master Alliance Agreement (S) 1.2(b), (c).

Publicis acquisition of the U.S. arm of FCA, the Bloom FCA network, which is a major U.S. advertising agency that competes with FCB in the United States, one of FCB's spheres of influence and its most important market. The FCA acquisition also breached the critical obligation of Publicis to conduct its advertising business in Europe (outside of France) only through the joint venture. Publicis committed a further breach by effectively merging the European operations of FCA with parts of PBV without FCBI's consent. This practical combination of operations fell within the definition of a Shareholders Committee Transaction under the terms of the PBV Shareholders Agreement and required the advance approval of FCBI. The Claimants' Notice of Arbitration describes the material breaches in more detail, as will the Statement of Claim the Claimants will file.

II. The Tribunal Has the Authority To Order the Interim Measures Sought by the Claimants.

    The purpose of provisional or interim measures is to preserve the essential rights of the parties pending the ultimate resolution of the dispute by the arbitrators. They protect a party from serious injury that can occur while the litigation proceeds and protect an arbitration panel's ability to render a meaningful final award./14/

    PSA, Publicis, PBV, and the other parties to the Alliance Agreements accepted that conservatory measures could validly be ordered during an arbitration. They explicitly recognized a party's right to request interim relief in paragraph 12 of the Multiparty Arbitration Agreement: "Nothing herein shall limit the right of a Party to seek provisional or injunctive

- --------------------
/14/ See Anglo Iranian Oil Co. Case (United Kingdom v. Iran), 1951 I.C.J. 89, 93 (the object of interim protection is "to preserve the respective rights of the Parties pending the decision of the Court"); E-Systems, Inc. v. Gov't of Islamic Republic of Iran, 2 Iran-U.S. C.T.R. 51, 57 (1983) (Award No. ITM 13-388-FT) (arbitral tribunals have "an inherent power to issue such orders as may be necessary to conserve the respective rights of the Parties and to ensure that [the] Tribunal's jurisdiction and authority are made fully effective"). See generally Gary Born, International Commercial Arbitration in the United States 754-55 (1994); Stephen R. Bond, "The Nature of Conservatory and Provisional Measures" in ICC, Conservatory and Provisional Measures in International Arbitration 8, 11 (1993) (noting arbitrators' power to order preliminary injunctions "aim[ed] at protecting the rights of a party from the prejudice that may occur while the resolution of a dispute is pending").

relief pending resolution of a dispute pursuant to this Agreement." They also explicitly directed that the UNCITRAL Rules would govern any arbitration. As we now show, those Rules grant an arbitral tribunal wide discretion to adopt provisional relief,/15/ which other arbitration panels frequently have used to protect parties in positions similar to FCB's.

    Article 26(1) of the UNCITRAL Rules gives the Tribunal wide authority to order interim measures. It states: "At the request of either party, the arbitral tribunal may take any interim measures it deems necessary in respect of the subject-matter of the dispute ...." Neither of the potentially applicable national laws, Dutch and French, restricts an arbitration panel's authority under UNCITRAL Rule 26 (1). The Dutch Code of Civil Procedure confirms that authority in Article 1051(1), (3) and, in Article 1056, grants arbitrators the power to impose monetary penalties for violating interim measures.

    Similarly, French courts will enforce interim awards issued by arbitrators in international arbitrations. Although the Revised Code of Civil Procedure does not explicitly address interim relief in international arbitrations, it recognizes the freedom of the parties to select rules of procedure./16/ French courts therefore will enforce interim measures when the parties choose rules of procedure authorizing the arbitrators to order such relief and the law of the place of the arbitration does not prohibit such measures./17/ Here, the parties did choose such rules, the UNCITRAL Rules, and the law of the place of the arbitration, The Netherlands, explicitly authorizes arbitrators to order interim relief.

- ---------------------
/15/ Arbitrators also have "inherent authority" to order interim measures necessary to provide security to the parties and to safeguard the tribunal's own jurisdiction. See Behring Int'l, Inc. v. Iranian Air Force, 8 Iran-U.S. C.T.R. 238 n.41 (1985) (Award No. 52-382-3) (discussing
      "inherent power of international tribunals to indicate interim measures of protection"); Charles Construction Co., Inc. v. Derderian, 412 Mass. 14, 17-18, 586 N.E.2d 992, 995 (1992) ("It is reasonable to assume that parties in agreeing to arbitration, implicitly intended that the arbitration not be fruitless and that interim orders to preserve the status quo or make meaningful relief possible would be proper" and referring to an arbitrator's "inherent authority" to order security).

/16/  French Revised Code of Civil Procedure art. 1494.

/17/  Boisseson, Le Droit Francais de l'Arbitrage (S) 757 (1990).

    International arbitral tribunals have not developed a specific set of criteria for determining when to order interim relief. They act mainly to protect a party from "irreparable prejudice"/18/ often by preserving the status quo or conserving the value of assets or property./19/ They also order interim measures to enforce the "well established principle in international arbitration law" that the "parties must refrain from any measure likely to adversely affect the enforcement of the pending decision and, generally, must not allow any action whatsoever likely to aggravate or widen the dispute." Arbitrators may order interim measures to prevent a dispute from becoming "aggravated or magnified," which makes the task of the Tribunal more complicated./20/

    Arbitral tribunals award interim measures in a variety of forms, including relief in the nature of injunctions or mandatory orders. Arbitrators have appointed a receiver for a party's

- -------------------------
/18/ The "irreparable prejudice" that must be shown in this regard is not the equivalent of "irreparable harm" required by Anglo-American jurisprudence for temporary injunctive relief. As explained by a leading decision of the Iran-U.S. Claims Tribunal: "A definition of 'irreparable prejudice' is elusive; however the concept of irreparable prejudice in international law arguably is broader than the Anglo-American law concept of irreparable injury. While the latter formulation requires a showing that the injury complained of is not remediable by an award of damages ... the former does not so require." Behring Int'l, 8 Iran-U.S. C.T.R. at 276.

/19/ See, e.g., note 14 above; Behring Int'l, Inc. v. Iranian Air Force, 3 Iran-U.S. C.T.R. 173, 174-75 (1983) (Award No. ITM 25-382-3) (under authority of Article 26 of Tribunal Rules (identical to the UNCITRAL rules), panel ordered party not to sell goods at issue pending outcome of arguments concerning whether sale would be contrary to its prior orders, whether sale would render the arbitration moot, and whether the goods at issue were irreplaceable); Behring Int'l, Inc. v. Iranian Air Force, 8 Iran-U.S. C.T.R. 44 (1985) (Award No. ITM 46-382-3) (panel ordered party to move goods at issue from storage in an inadequate facility to storage in a modern air-conditioned and humidity-controlled facility in order to preserve and protect them). See also Sperry Int'l Trade, Inc. v. Gov't of Israel, 532 F. Supp. 901 (S.D.N.Y.), aff'd, 689 F.2d 301 (2d Cir. 1982)
      (reviewing decision of international arbitrators to require that proceeds of letter of credit be paid into an escrow account pending outcome of arbitration that would determine whether the party seeking to draw on the letter of credit had a right to do so); Island Creek Coal Sales Co. v. City of Gainesville, Florida, 729 F.2d 1046 (6th Cir. 1984) (reviewing arbitrators' requirement of continued performance of coal purchase contract to preserve status quo until the panel rendered a final order as to whether there was a right to terminate the contract).

/20/ Partial Award of December 23, 1982, ICC Case No. 3896, 1983 Journal du Droit International 914 (shorter version of the award in English in 10 Y.B. Comm. Arb. 47 (1985)). A comment by the then general counsel of the ICC Court of Arbitration at the end of the award stressed: An "important principle in the field of international arbitration deserves being retained and emphasized: the parties to a dispute must refrain from any action likely to adversely affect the pending decision."

business,/2l/ called upon the respondents to renounce rights under a performance guarantee while the merits of the underlying contract were arbitrated,/22/ and ordered a party to stay litigation pending in another forum./23/

    Resort Condominiums v. Bolwell, which was governed by AAA arbitration rules, is particularly noteworthy because the arbitrator granted many of the same types of interim relief FCB requests here. The claimant alleged that the respondents breached a license agreement by failing to make required payments, properly discharge other financial obligations, provide financial information, and permit access by the claimant's auditor. The arbitrator ordered the respondents, among other things, not to create a new business or enter into a contract with a third party to offer services that were the subject of the agreement. As you will see, FCB seeks similar relief here. The arbitrator also ordered the respondent to refrain from disseminating proprietary information in ways not contemplated by the agreement and to provide access to financial and business records. FCB seeks similar relief. Finally, in a measure comparable to relief requested here by FCB, the arbitrator commanded the respondent to open an escrow account into which all revenues from operations under the agreement would be deposited and from which payments could be made only with the signatures of both parties./24/

- --------------------------
/21/ See In re Lepercq De Neufliz & Co., Inc. as discussed in Michael F. Hoellering, "Conservatory and Provisional Measures in International Arbitration" in AAA, Arbitration and the Law, 1992-93, at 114, 122 (1993).

/22/ Partial Award of December 23, 1982, ICC Case No. 3896, 1983 Journal du Droit International 914 (shorter version of the award in English in 10 Y.B. Comm. Arb. 47 (1985)).

/23/ See, e.g., E-Systems. Inc. v. Gov't of Islamic Rep. of Iran, 2 Iran-U.S. C.T.R. 51, 57 (1983) (Award No. ITM 13-388-FT) (tribunal asks party to move for a stay of proceedings in duplicative action pending in Public Court of Iran); Isaak I. Dore, The UNCITRAL Framework for Arbitration in Contemporary Perspective 72-78 (1993) (discussing power of tribunal to stay other litigation and arbitration under authority of Article 26(1)). Two other ICC awards dealing with interim relief are ICC Case No. 4498, 1986 Journal du Droit International 1139, and ICC Case No. 4126, 1984 Journal du Droit International 934.

/24/ Resort Condominiums International, Inc. v. Bolwell as discussed in Michael Pryles, "Interlocutory Orders and Convention Awards: the Case of Resort Condominiums v. Bolwell" in 10 Arbitration International 385,388-390 (1994).

III. A Pattern of Conduct by the Respondents Justifies an Order of Interim Measures in this Case.


    Interim measures are necessary in connection with the subject matter of this dispute. To protect FCB from irreparable prejudice during the pendency of this proceeding and to preserve the authority of the Tribunal to afford remedies specified in the Alliance Agreements, the Tribunal must both order PSA and Publicis generally to comply with the Alliance Agreements and to cease and refrain from a variety of specific actions plainly inconsistent with those contracts.

    Since the commencement of this arbitration, Publicis has taken a series of injurious actions, some of which relate directly to the Publicis acquisition of FCA, which is the basis for the arbitration. This pattern of conduct demonstrates that the Respondents, and in particular their common senior management, Mr. Maurice Levy and Mr. Jean Paul Morin, regularly and persistently disregard contractual obligations imposed on them in the Alliance Agreements and that there is a high likelihood they will continue to do so.

    In describing this series of incidents, we are not asking the Tribunal to rule that any of them constitutes a material breach of the agreements. The panel need only conclude, based on the attached documentary submissions, that the conduct of Publicis raises a sufficient doubt about its continued compliance with the agreements and, as a result, creates a risk of irreparable prejudice to FCB. These conclusions would justify entry of an order of interim relief to preserve the status quo and the effective operation of the Alliance Agreements until the arbitrators render a final award.

    A.  Publicis use of FCA to cause continuing injury to FCB.


    Because of the Publicis' acquisition of FCA, Publicis is currently competing against FCB in the United States and is continuing to acquire advertising businesses in Europe outside of France without FCB's consent. Both activities contravene the Alliance Agreements and injure FCB.

        1. Bloom FCA is competing with FCB in the United States.

    Publicis is using Bloom FCA to compete with FCB in the United States. As discussed above, the Master Alliance Agreement prohibits Publicis from making acquisitions or business combinations that compete with FCB in the United States./25/

    The following are two very recent and indisputable examples of competition in the United States. One concerned the U.S. advertising business for a well-known restaurant chain called TGI Friday's. FCB competed head-to-head with Bloom FCA as finalists for the $30 million advertising account, and Bloom FCA prevailed,/26/ to FCB's damage, partly by relying on its new ownership by Publicis and, remarkably, the network of agencies created and owned by FCB and available to Publicis only through the Alliance.

    One of the features TGI Friday's sought was an advertising agency with the ability to provide advertising services outside the United States. Bloom FCA has offices only in the United States, but, at a presentation to TGI Friday's, it provided marketing material touting its "global network [which] encompasses Europe, Asia, Latin America and the Pacific Rim" (the latter three regions being covered only by FCB operations and not Publicis offices) and its "availab[ility] to assist with TGI Friday's international expansion."/27/ Thus, Bloom FCA actually used the FCB global network, available to Publicis through the Alliance, to compete with FCB and attract a multinational client based principally in the United States, FCB's most major market.


/25/  Master Alliance Agreement (S) 1.2.

/26/  Attachment 1.

/27/  Attachment 2.

    The second concerns a letter Mr. Levy sent on February 4, 1995 on "Publicis-FCB" stationery to Whirlpool Corporation in Michigan, U.S.A. He urged Whirlpool to consider retaining FCB for U.S. advertising services but then told Whirlpool:
"We also have another `arm' in the States with an agency which we wholly own, Publicis/Bloom in New York. This is a vibrant and fast-growing shop run by the energetic entrepreneur Bob Bloom."/28/

    These recent examples of violating the "non-compete" provisions of the Alliance Agreements are sufficient to justify an order from the Tribunal preventing Publicis from further such acquisitions in the U.S. market until the Tribunal has an opportunity to rule on the legality of the FCA acquisition. The continuing competition prejudices FCB by decreasing revenues and profits and increasing expenses of client development efforts. FCB intends to present the main body of its proof of Bloom FCA's competition in its Statement of Claim.

        2. Improper European acquisitions by Publicis and PBV.

    As described above, the Alliance Agreements restrict the ability of Publicis and PBV to acquire advertising businesses in Europe outside France. Publicis must conduct its European advertising business through PBV,/29/ and PBV must have FCBI's consent before making acquisitions and engaging in other significant joint venture transactions./30/

    FCB's principal claims in this arbitration implicate these provisions because FCA has a network of offices that conduct advertising businesses in Europe. As the Claimants will show in their Statement of Claim, Publicis both acquired the European operations of FCA and, without FCBI's approval, has, as a practical matter, merged various European operations of FCA with


/28/  Attachment 3.

/29/  Master Alliance Agreement (S) 1.2; PBV Shareholders Agreement (S) 1.01.

/30/  PBV Shareholders Agreement (SS) 2.01, 2.03.

parts of PBV. Notwithstanding the pendency of these claims - indeed, in the face of them - Publicis and PBV recently made a further acquisition in violation of the provisions.

    The recent violation of these provisions concerned the acquisition of control of CID/FCA in Spain, which FCB learned about in February 1995. A February 16, 1995 fax from Mr. Morin informed FCB that Publicis would make the acquisition,/31/ but a news report stated that PBV had already acquired the Spanish agency. The February 8, 1995 issue of the periodical "Euromarketing" reported: "Publicis/FCB, multinational agency group based in Paris, has increased its stake in Cid/FCA from 25% to 75% by buying an additional 50% from Multigrupo Madrid."/32/ In any event, Publicis apparently intends to merge the operations of CID/FCA with a part of PBV called BMZ, as it did with other European operations of FCA. The same Euromarketing article stated: "Executives at Publicis's BMZ!FCA agency say . . . that the agency will be renamed FCA!BMZ." The statement shows that, legal form aside, Publicis has combined FCA and BMZ, both in Spain and elsewhere in Europe.

    Whether Publicis or PBV made the acquisition, this incident is clear proof that the Publicis entities are continuing their pattern of violating their contracts with FCB. If Publicis acquired CID, it is violating the provision prohibiting it from conducting an advertising business in Europe outside of France. It is competing with PBV, the joint venture, and is injuring FCB to the extent Publicis, through FCA, is depriving PBV of revenue. If PBV acquired CID/FCA, it needed FCBI's advance approval, but FCBI has never approved either the legal or practical acquisition of CID/FCA. Acquisition of CID/FCA by PBV would prejudice FCB by forcing it to be a non-consenting partner in a venture growing in unknown directions with which it might not agree and adding costs, employees, and clients to which it might object.


______________________________

/31/ Attachment 4.

/32/ Attachment 5. If PBV made the acquisition, the transaction would be troubling for a further reason. On November 10, 1994, at a PBV Shareholders Committee meeting, Mr. Levy categorically denied that PBV was having discussions with CID. Attachment 6.

    The acquisition of CID mirrors the Respondents' violation of these same provisions by their acquisition of the European operations of FCA -- one of the central issues raised by FCB in the main arbitration proceeding. The importance of the CID acquisition is that it reaffirms the need for the Tribunal to take interim measures to prevent another recurrence of this conduct and further damage to FCB.

        3. Publicis intent to injure FCB's interest in PBV.


    The practical merger of the European operations of FCA and parts of PBV creates a special need for interim relief. Such a merger has significant financial implications for the costs and revenues of the joint venture as FCA personnel and business commitments are added. It also indicates that, in the absence of interim measures, Publicis intends to manage and operate PBV in the way it sees fit -- even if FCB disagrees.

    This manifestation of the Publicis plan to go its own way, combined with the Publicis efforts described below to deny FCB access to financial information about the joint venture and to terminate the Alliance Agreements, raises the real threat that Publicis will conduct the operations of PBV to FCB's detriment. Without interim measures, even if FCB prevails in this arbitration and obtains control of PBV, its success would be empty if Publicis has plundered the joint venture of its clients, creative employees, and assets.

    The concern that Publicis will take actions at the joint venture to harm FCB is not idle speculation. In an April 14, 1994 conversation with Mr. Bruce Mason, the Chairman and Chief Executive Officer of FCB, Mr. Levy said that, if FCB took over control of PBV, FCB would be taking over a shell because Publicis would convince the clients not to stay with PBV. Publicis would "burn the earth"./33/ Mr. Morin, the chief financial officer of Publicis, was equally blunt a few weeks ago when he spoke to a U.S. financial analyst. There is "no way"


___________________________

/33/ Attachment 7.

FCB will take control of PBV. Publicis is the "master" of that operation; PBV "is in our country with our people and our managers."/34/


    B. Refusal to provide essential financial information and to permit a special audit.


    Publicis and PBV chronically fail to supply FCB with essential financial information. The Alliance Agreements specifically impose on the Publicis entities the duty to provide such information. Section 4.01(b) of the PBV Shareholders Agreement provides that:

    PBV shall furnish to FCB at PBV's expense all information requested by FCB that is required by United States' generally accepted accounting principles to enable FCB to account for its investment in PBV using the equity method of accounting in accordance with United States' generally accepted accounting principles or otherwise to comply with any reporting requirements under applicable United States' tax and securities laws and regulations. PBV shall also provide any additional information regarding PBV to, and otherwise cooperate with, FCB so as to enable FCB to prepare financial statements in accordance with accounting principles generally accepted in the United States and otherwise comply with United States law.

Publicis has a similar obligation under section 6.2 of the Publicis Communication Shareholders Agreement. In addition, as described below, FCB has rights of access to the records and financial information of PBV.


    Two recent examples of the Publicis failure to provide essential financial information to FCB should suffice. Both occurred after FCB began this arbitration, which suggests that, in the absence of interim relief, FCB will encounter increasing resistance to its needs for information from Publicis and PBV.



________________________

/34/ Attachment 8. Similarly, an AP-Dow Jones report from February 24, 1995 quoted Mr. Levy as saying: "There's not one chance in a hundred that the [arbitrators] will decide to change majority-ownership." Attachment 9.

   The first concerns information FCB required to prepare its audited financial statements and tax records for 1994. Publicis had been reasonably reliable in past years in providing this critical information in sufficient time for FCB to release fourth quarter and annual earnings in February and to complete its audit in time for filing the annual report to shareholders required by the U.S. securities laws. This year has been different. Publicis has not provided the necessary information. In particular, it failed to provide adequate, much less audited, information about the results of PBV,/35/ although Mr. Levy told the directors of FCB on February 15, 1995 that the audit of PBV had been completed./36/ As a result, FCB was not able to release earnings in February 1995, breaking its long tradition of doing so and frustrating the financial markets, which had been expecting the information.


   The failure to receive this information harms FCB in several ways. It is unable to comply with U.S. tax laws, which exposes it to the assessment of penalties, and with U.S. securities laws, which require periodic disclosure of extensive financial information. FCB is depriving the U.S. financial markets of information they have come to expect and thereby is creating uncertainty in the markets, which has contributed to a substantial erosion in FCB's stock price (see below). FCB also lacks information to make informed judgments about investment and financial decisions, and it is unable to measure the success of its investments in PBV and Publicis. In essence, FCB is harmed in every way that businesses and investors are usually damaged when they cannot obtain reliable information on revenues, profits, taxes, expenses, capital investments, assets, liabilities, and cash flows.



_________________________

/35/ See, e.g., Attachment 10 (Mr. Morin told FCB on January 30, 1995 "I still don't know" results for 1994; the "audits have not yet been carried out"); Attachment 11 (a week before FCB expected to release earnings, Communication provided sketchy "estimates" of results that were "preliminary" and not audited and that failed to include, among other things, "FCA! Goodwill" write offs of approximately FF 330-350 million).

/36/ Attachment 12.

    The second recent refusal to provide financial information occurred when Publicis refused to allow FCB to conduct its own special audit of the financial records of PBV. The refusal directly contravened section 8.04 of the PBV Shareholders Agreement, which states:

    Each Shareholder shall have (a) access to the books, records and properties of the Joint Venture or any Subsidiary and (b) the right to have a special audit of the Joint Venture performed by accountants of such Shareholder's choice and at such Shareholder's expense.

Section 4.2 of the Master Alliance Agreement imposes a similar obligation to provide access to business and financial records of PBV.

    Because of recurring problems in obtaining financial information, the Audit Committee of the Board of FCB on November 8, 1994 sent written notice to Publicis and PBV of its intent to have Coopers & Lybrand conduct a special audit of PBV./37/ This request was not related to the arbitration. The Audit Committee cited FCB's particular need for critical tax information because of threatened U.S. tax penalties. Additional purposes of the audit were to obtain information about capital needs, inter-company loans, inter-company transactions, reserves, and other financial areas.

    On December 13, accountants from Coopers arrived at the Publicis offices in Paris to begin the audit and met with Mr. Morin. He turned the auditors away without providing any information./38/

    FCB later received a December 12 letter from Mr. Levy saying that Publicis considered the request for a special audit "to be invalid."/39/ Mr. Levy questioned the reasons given for

- ------------------------------
/37/  Attachment 13.

/38/  Attachment 14.

/39/  Attachment 15.

the audit, the need for it given that outside accountants perform an annual audit of PBV, and the procedure the Audit Committee used to authorize the request. He raised these issues even though the agreement provides separately for the appointment of annual independent auditors/40/ and does not require a reason for a special audit or a specific procedure FCB must follow to initiate a request.

    On February 7, 1995, in a letter faxed to Mr. Levy as the President of both Publicis and PBV, Mr. Mason referred the Publicis refusal to permit the special audit of PBV to the Dispute Resolution Process created in the Alliance Agreements./41/ Publicis accepted the reference in a letter dated February 9 but did not concede that its refusal was wrongful or indicate that the audit could proceed./42/

    FCB does not here seek an order to permit the special audit, although it might submit a claim concerning the audit if the Dispute Resolution Process does not produce a satisfactory result. Our purpose here is to identify yet another clear example of the refusal of Publicis to comply with its contractual obligations and to give a particularly egregious, specific example of the more general problem FCB has had in obtaining necessary financial information from Publicis and PBV.

    C.  Refusal to permit attendance at Publicis Board meetings.

    Publicis, through Mr. Levy and Mr. Morin, has on two recent occasions denied FCB its contractual right to participate in meetings of the Publicis Board of Directors. Mr. Mason is a director of Publicis as a result of the Alliance Agreements, which provide for the election

- ---------------------------
/40/  PBV Shareholders Agreement (S) 4.03. The PBV Articles of Association,
      article 20(1)(b), also provide for the annual appointment of auditors.

/41/  Attachment 16.

/42/  Attachment 17.

of an FCB designee. Section 6.1 of the Publicis Communication Shareholders Agreement states that, "if FCB's designee is unable to attend any meeting of the Board, he shall be entitled to send a non-voting observer in his place who shall be a senior officer of FCB."

    The relevant Board meetings occurred on January 20, 1995 and February 10, 1995. The agendas for both meetings listed items affecting FCB./43/ For both meetings, Publicis provided Mr. Mason insufficient advance notice of the meetings to permit him to rearrange his schedule to attend./44/ Mr. Mason sent Mr. Levy a fax on January 16 stating that he could not attend the January 20 meeting but designating Mr. Greg Blaine, Executive Vice President of FCB, to attend in his place./45/ On January 17, Mr. Levy replied that Mr. Blaine would not be permitted to attend./46/

    After Mr. Mason received notice of the February 10 meeting, Mr. Blaine sent a February 8 fax to Mr. Levy saying Mr. Mason could not attend because of the late notice and conflicting commitments. The fax also appointed Mr. Dale Perona, the FCB Treasurer, as a non-voting observer pursuant to section 6.1 of the Publicis Communication Shareholders Agreement./47/ Mr. Morin responded on February 9: "[W]e are not in a position to accept Dale Perona's appointment as FCB's non-voting member of the Publicis Communication Board."/48/

- --------------------------
/43/ The agenda for the January meeting had two main items: the increase in capital to be paid by FCB and PSA and items relating to relations with FCB, including the arbitration, the state of the conflict, and consequences of the conflict for the contracts with FCB. Attachment 18. The agenda for the February meeting listed litigation with FCB and important financial matters. Attachment 19.

/44/ The January meeting was first set for January 13, and, even though Communication postponed the meeting until January 20, Mr. Mason did not have enough notice to permit him to attend because he had important commitments for mid-January that had been scheduled much earlier. Mr. Mason received notice of the February 10 meeting by fax on February 2 but already had commitments, known to Mr. Levy, preventing his attendance.

/45/  Attachment 20.

/46/  Attachment 21.

/47/  Attachment 22.

/48/  Attachment 23.

    D. Other Conduct in Disregard of FCBI's Rights as a Minority Shareholder in PBV.

    Publicis has engaged in several other actions to disparage the rights of FCB as the minority shareholder of PBV. Together, they, with the other incidents described, indicate a substantial likelihood that Publicis, with Mr. Levy and Mr. Morin at the helm, will continue to abuse its rights as the majority shareholder and perhaps will be emboldened to take even more aggressive steps to deprive FCB of its rights and investment in PBV.

    Two violations of the PBV Shareholders Agreement occurred recently in connection with a proposed "Publicis . FCB Europe Board meeting," which is a meeting of representatives of Publicis and FCBI as the shareholders of PBV, described in the agreement as a Shareholders Committee meeting. On February 2, 1995, Mr. Levy sent a fax to schedule the meeting for February 9 in Paris./49/ Mr. Blaine faxed a response on February 8 saying that the FCB representatives would be unable to attend because of the lateness of the notice and prior commitments. As permitted by the agreement,/50/ he proposed that the meeting occur by telephone on certain dates within the next 10 days./51/ Publicis refused to reschedule the meeting and, we understand, proceeded to hold the meeting on February 9 without the presence of any representative from FCB. Mr. Morin informed Mr. Blaine on February 9: "The meeting will therefore go ahead as planned ...."/52/ Publicis thus breached the PBV agreement by disregarding FCB's contractual right to have the meeting occur on an alternate date convenient to both parties and by purporting to hold a Shareholders Committee meeting in contravention of the quorum requirement that "at least one representative of each Shareholder" be present.

- ---------------------------
/49/  Attachment 24.

/50/  PBV Shareholders Agreement (S) 2.02.

/51/  Attachment 22.

/52/  Attachment 23.

    At an earlier Shareholders Committee meeting, the Publicis representatives, who constitute the majority of the Committee, refused to take steps FCB proposed to protect legitimate interests of FCB as the minority shareholder during the pendency of this arbitration. As one such step, FCB moved that PBV retain separate legal representation for the proceeding. The reasons for the motion were that Publicis owns 51 percent of PBV, the senior managers of PBV (Mr. Levy and Mr. Morin) are also senior managers of Publicis and PSA, and PBV has interests that are different from and possibly inconsistent with the interests of PSA and Publicis. The motion was defeated because all the Publicis representatives voted against it./53/

    E.  Notice of Termination.

    On January 23, 1995, four months after FCB filed its Notice of Arbitration that began these proceedings, Publicis mailed FCB a notice purporting to terminate the Master Alliance Agreement (one of the Alliance Agreements) on July 24, 1995. The Publicis Board apparently made the decision at its January 20, 1995 meeting. Without elaboration, Publicis stated that the notice would have "the consequences which necessarily result therefrom as concerns" the other Alliance Agreements, including the PBV Shareholders Agreement./54/

    Publicis had several purposes in sending the so-called termination notice. It is seeking an illegitimate tactical advantage over FCB by claiming to be free of the constraints and obligations the Alliance Agreements impose on it. It wants to be free to own agencies that compete with FCB in the United States. To Publicis, the purported termination notice means that "all of [FCB's] general rights are cancelled"; "Publicis can buy/own any agency in US or

- --------------------------
/53/  Attachment 6.

/54/ Attachment 25. According to a news report, Mr. Levy said the termination covers the agreement governing the joint venture. Attachment 9.

      Communication's purported termination notice is not valid or legally effective as to any of the Alliance Agreements, but this request for interim measures is not the appropriate place to argue that issue. We intend to contest the validity and effectiveness of the notice in our Statement of Claim in the main proceeding.

network in Europe ...." Publicis had to send the notice because this arbitration
"will take 2-3 years," and "they cannot be held back for 2-3 yrs on acquisitions and business and so forth."/55/

    Publicis also wants to be free to manage and operate PBV, the joint venture, without regard for the interests or rights of FCB as a minority shareholder. It is seeking to avoid the consequences of a Tribunal finding that Publicis committed a material default of the contracts. Thus, although, if FCB prevails in this arbitration, it would have the right to obtain control of PBV, Publicis has taken the position that its plan "to rescind the alliance agreement" requires FCB to negotiate a new basis for cooperation, including presumably the terms for owning and operating PBV./56/ The Publicis view is that there is "no way" FCB will obtain control of PBV./57/

    After sending FCB the purported termination notice and issuing a press release to comply with French stock exchange regulations,/58/ Publicis representatives, particularly Mr. Levy and Mr. Morin, volunteered further statements about the termination and the dispute with FCB to the press in the United States and France. They also held direct conversations with the U.S. stock analysts who follow FCB stock,/59/ although FCB cannot conceive of a legitimate Publicis interest in discussing the Publicis termination with stock analysts who follow FCB's stock./60/


- ---------------------
/55/ Attachment 8.

/56/ See Attachments 9, 26. Mr. Levy's private assurance that he has no intention of "winding up" PBV provides no comfort on the important subject of whether Publicis will respect FCB's right to obtain control of PBV if FCB prevails in this case. See Attachment 27.

/57/ Attachment 8.

/58/ Attachment 26.

/59/ Mr. Morin spoke with the assistant of the analyst at Donaldson, Lufkin &
     Jenrette who follows FCB. Attachment 8. The PaineWebber analyst for FCB told FCB that both Mr. Levy and Mr. Morin spoke with him. Attachment 28.

/60/ Moreover, these communications of Mr. Levy directly contravene confidentiality provisions in the (continued...)

    These additional public statements of Publicis personnel about the termination notice have caused a significant decline in the price and ratings of FCB's stock. With an adjustment for an FCB stock split in mid-February, the price of FCB stock fell from 19 3/16 on February 10, 1995, the day Publicis publicized its termination notice, to 16 on February 24, a drop of nearly 17 percent. Several major financial institutions, including PaineWebber, Merrill Lynch, and Goldman Sachs, have downgraded their ratings of FCB stock./61/

    Public statements of the sort being made by Publicis are bound to have further adverse effects on FCB, as industry analysts observe. One said that the Publicis-FCB dispute "is being closely followed by advertising agency observers as well as the multinational clients the two companies share, such as Nestle, Colgate-Palmolive and L'Oreal. Messy public squabbling between agencies is anathema to such clients ...."/62/ Another wrote: "For by bringing these disputes into the public light, the two parent companies run the risk of hurting the performance of their offspring...."/63/

- ----------------------------
/60/  (...continued)
      Alliance Agreements, see Publicis Communication Shareholders Agreement (S) 1.7; FCB Shareholders Agreement (S) 1.7; PBV Shareholders Agreement (S) 8.05, and a confidentiality policy adopted by the FCB Board of Directors in May 1994. Mr. Levy is a director of FCB and was present at the May 1994 meeting. The Board adopted the policy to assure compliance with U.S. securities laws and to prevent serious problems for FCB and its clients. Attachment 29.

/61/ The FCB specialist at PaineWebber wrote that uncertainty about the relationship between Publicis and FCB, "read risk, can not be ignored. And estimates of [FCB's] performance in 1996 will depend, to some degree, on the resolution of the dispute with Publicis. As a result, we are lowering the stock's rank from buy (1) to attractive (2)." Attachment 30. The New York Times reported: "The possibility that the alliance might collapse, leading to increased costs for both agency companies as they begin competing, led some financial analysts to reduce their stock ratings. Merrill Lynch & Company downgraded True North to neutral from above average ...." Stuart Elliott, Agency Spat Escalates Over European Venture,
      New York Times, February 14, 1995, at D21.

/62/ Kevin Goldman, True North-Publicis SA Alliance Has Turned Into a Tug of War, Wall Street Journal, February 21, 1995, at B7.

/63/ Attachment 30. See also Daniel Tilles, Publicis Weighs Rupture of Its Ad Alliance in U.S., International Herald Tribune, February 13, 1995 ("dissolution of the agreement could disrupt programs coordinated by the two companies in different regions of the world for clients such as Nestle S.A.").

    It is therefore absolutely essential that the Tribunal order Publicis to continue to comply with the Alliance Agreements during the arbitration and until the Tribunal has an opportunity to determine whether the notice has any validity or effectiveness. As we have shown, Publicis has a proclivity for disregarding its contractual obligations. It cannot be allowed to use the public termination notice as an excuse for a total renunciation of its obligations. This is especially true for its operations of the joint venture, PBV, in which FCB has a significant investment in value, assets, and goodwill. That investment is threatened by the Publicis claim that the Alliance Agreements terminate in July 1995 both because of actions Publicis might take in the joint venture given its majority and operational control and because a forced dissolution or sale would produce a return well below actual value as a going concern.

    Taken together, all of the foregoing incidents establish that interim relief is necessary to prevent such conduct from occurring again and to require PSA, Publicis, and PBV to comply scrupulously with the terms of the Alliance Agreements during the pendency of this proceeding. The arbitrators must act to prevent the recurrence of this irreparable prejudice to FCB and to maintain the status quo as established by those agreements. In particular, immediate relief is necessary to prevent Publicis and its current senior management from taking action within PBV to diminish its value in anticipation of the prospect that FCB will secure control at the end of the arbitration. Thus, the panel must act to stop Publicis from taking action at the joint venture level that might, as a practical matter, either deny the FCB contractual right to obtain control of PBV or complicate the form of the relief the Tribunal would need to order.

    None of the interim relief sought by FCB would have the converse effect of being tantamount to a final award in favor of FCB or prejudicial to a final ruling in favor of the Respondents./64/ Similarly, the interim relief would not unduly prejudice PSA, Publicis, or PBV.

- ---------------------------
/64/ See United Technologies Int'l, Inc. v. Islamic Rep. of Iran, 13 Iran-U.S. C.T.R. 254 (1986) (Decision No. 53-114-3); Behring International, Inc. v. Islamic Rep. of Iran, 8 Iran-U.S. C.T.R. 44 (1985) (Award No. ITM 46-382-3).

IV. The Tribunal Should Order the Following Interim Measures.


    For these reasons, FCB requests the Tribunal to issue an order in substantially the following terms. The order should be in the form of an interim award under UNCITRAL Arbitration Rules 26(2) and 32(1), should have effect immediately, should have provisional enforceability ("execution provisoire"), and should continue in effect during the pendency of this proceeding.


    A. The Alliance Agreements shall remain in full force and effect during the pendency of the arbitration. PSA and Publicis shall not take any additional action in furtherance of the Publicis notice of termination and shall not take any action to terminate the Alliance Agreements except for a reason specified in the agreements.

    B. PSA and Publicis shall not acquire or establish any further interest in any form in a general advertising business in the Venture Territory or any sphere of influence of FCB, as those terms are defined in the Alliance Agreements, including but not limited to Europe (outside of France) and North America, without FCB's prior consent.

    C. Publicis shall procure that, without the written consent of FCBI, PBV does not acquire or establish any further interest in any form in a general advertising business in Europe (outside of France), does not create or dispose of a subsidiary, and does not change its corporate structure in any way.

    D. Publicis shall provide and shall cause PBV to provide to FCB in a prompt and timely manner all financial and business information and records requested by FCB in accordance with provisions of the Alliance Agreements.

    E.    PSA and Publicis shall preserve the value and assets of PBV.

          1. They shall at all times act in the best interests of PBV and both its shareholders, including FCB as the minority shareholder of PBV.

          2. They shall take no action to cause a PBV employee to leave, to prevent PBV from recruiting any new employee, or to cause a PBV client to place business with any other advertising agency.

          3. They shall not in any way allocate any cost to PBV without documentation sufficient for auditing purposes that PBV genuinely incurred the cost and shall not deprive PBV of revenue without documentation sufficient for auditing purposes that an entity other than PBV genuinely earned the revenue.

The order of the Tribunal should provide for penalty payments by PSA and Publicis for each violation of the order and for each day a violation continues. The amount of the penalty payment should be sufficient, given the significance of the matters involved in the case, to deter PSA and Publicis from violating the order. We propose that the amount be FF 500,000.

    The Claimants are serving a copy of this request, the French translation, and attachments on the LCIA by hand delivery and on the three Respondents by hand delivery to Mr. Aram J. Kevorkian, Kevorkian & Partners, 46, avenue d'Iena, 75116 Paris, France. Because of the need for expedition, we are sending a courtesy copy by hand delivery or overnight courier to each arbitrator.


                                           Respectfully submitted.


                                           Neil Midgley
                                           -----------------------------------
Mary A. Carragher                          Lloyd N. Cutler
  Vice President and                       pp Andrew N. Vollmer
   General Counsel                           WILMER, CUTLER & PICKERING
  TRUE NORTH                                 2445 M Street, N.W.
  COMMUNICATIONS INC.                        Washington, D.C. 20037
  101 East Erie Street                       1-202-663-6000
  Chicago, Illinois 60611
  1-312-751-7013                           Thomas A. Cole
                                             SIDLEY & AUSTIN
Patrick Bernard                              One First National Plaza
  BERNARD HERTZ BEJOT                        Chicago, Illinois 60603
  153 Boulevard Haussmann                    1-312-853-7000
  75008 Paris
  France
  33-1-4256-3080

Peter Roorda
  STIBBE SIMONT MONAHAN DUHOT
  P.O. BOX 75640
  Strawinskylaan 2001
  1070 AP Amsterdam
  The Netherlands
  31-20-546-0606                           Counsel for Claimants


1 March 1995

                  [LETTERHEAD OF WILMER, CUTLER & PICKERING]




                                 6 March 1995

Ms. Jennifer Cubitt-Smith
Deputy Registrar
London Court of International Arbitration
12 Carthusian Street
London EC1M 6EB
England

         Re: Foote, Cone & Belding Communications, Inc. and FCB International, Inc. v. Publicis S.A., Publicis Communication, and Publicis F.C.B. B.V., LCIA Arbitration No. UN94/X25

Dear Ms. Cubitt-Smith:

         We need to correct a point in the Claimant's Emergency Request for Immediate Interim Measures filed with the LCIA on March 1, 1995. On page 20 of the English version (page 22 of the French translation), we explained we had reason to believe that Publicis held a meeting of the PBV Shareholders Committee on February 9, 1995 in violation of the quorum requirement.

         The meeting apparently did not occur, although we did not know that until after the filing of the request for interim measures was already in process. On February 28, 1995, FCB received a fax from Publicis Communication stating that, because of the lack of a quorum, "no decisions within the purview of the Shareholders Committee were taken" ("aucune decision relevant du Shareholders Committee n'a pu eire prise").

         Also since the filing of the request for interim measures, we obtained the arbitrator's order awarding interim relief in Resort Condominiums, which is discussed on page 9 (page 10 of the French translation). A copy is attached for the convenience of the arbitrators.

         We would be grateful if you would please send a copy of this letter to each of the arbitrators. We will send Mr. Kevorkian a copy by fax.

                                       Very truly yours,


                                       /s/ Neil Midgley
                                       pp Andrew N. Vollmer

Copy to: Mr. Aram J. Kevorkian (by fax)